UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2025

Global Medical REIT Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37815	46-4757266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7373 Wisconsin Avenue, Suite 800

Bethesda, MD

20814

(Address of Principal Executive Offices)

(Zip Code)

(202) 524-6851

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbols:	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	GMRE	NYSE
Series A Preferred Stock, par value $0.001 per share	GMRE PrA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Third Quarter 2025 Results

On November 4, 2025, Global Medical REIT Inc. (the “Company”) announced net loss attributable to common stockholders for the quarter ended September 30, 2025 of approximately $6.0 million, or approximately $0.45 per diluted share, as compared to net income of approximately $1.8 million, or approximately $0.14 per diluted share, in the comparable prior year period. The Company also reported net loss attributable to common stockholders for the nine month period ended September 30, 2025 of approximately $4.7 million, or approximately $0.35 per diluted share, as compared to net loss attributable to common stockholders of approximately $0.6 million, or approximately $0.04 per diluted share, in the comparable prior year period.

Third quarter 2025 same-store cash net operating income growth was 2.7% on a year-over-year basis, and Net Debt / Annualized Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”) was 6.9x for the quarter.

Portfolio Information

As of September 30, 2025, the Company’s portfolio was approximately 95.2% occupied and comprised of approximately 5.2 million leasable square feet with an annualized base rent of approximately $118.4 million. As of September 30, 2025, the Company’s portfolio distribution (based on percentage of cash net operating income) was comprised of approximately 72% outpatient medical buildings, 25% inpatient rehabilitation facilities, hospitals, and long-term acute care hospitals and 3% other medical real estate, including behavioral health, office and retail assets.

As of September 30, 2025, the weighted average lease term for the Company’s portfolio was 5.3 years. The following table contains the lease expiration schedule of the leases in the Company’s portfolio as of September 30, 2025 based on annualized base rent.

Year	% of Total SF	Leased Sq. Ft.	Annualized Base Rent	% of Portfolio ABR	ABR/Square Foot
2025	0.6%	30,350	$570,170	0.5%	$18.79
2026	11.7%	607,385	$13,177,837	11.1%	$21.70
2027	10.6%	547,586	$12,624,854	10.7%	$23.06
2028	5.9%	303,583	$7,729,712	6.5%	$25.46
2029	14.4%	744,300	$19,102,959	16.1%	$25.67
2030	14.2%	736,514	$15,116,468	12.8%	$20.52
2031	11.7%	606,562	$13,745,155	11.6%	$22.66
2032	1.9%	96,744	$2,160,337	1.8%	$22.33
2033	3.3%	172,546	$5,237,988	4.4%	$30.36
2034	5.1%	262,409	$8,000,790	6.8%	$30.49
2035+	15.8%	820,092	$20,970,481	17.7%	$25.57
Total Leased	95.2%	4,928,071	$118,436,752	100.0%

Annualized base rent represents monthly base rent for September 2025 (or, for recent acquisitions, monthly base rent for the month of acquisition), multiplied by 12 (or base rent net of annualized expenses for properties with gross leases). Accordingly, this methodology produces an annualized amount as of a point in time but does not take into account future (i) contractual rental rate increases, (ii) leasing activity or (iii) lease expirations. Additionally, leases that are accounted for on a cash-collected basis or that are in a free rent period are not included in annualized base rent.

Non-GAAP Supplemental Financial Measures

EBITDAre, Adjusted EBITDAre and Net Debt

The Company calculates EBITDAre in accordance with standards established by NAREIT and defines EBITDAre as net income or loss computed in accordance with generally accepted accounting principles (GAAP) plus depreciation and amortization, interest expense, gain or loss on the sale of investment properties, property impairment losses, and adjustments for unconsolidated partnerships and joint ventures to reflect EBITDAre on the same basis, as applicable.

The Company defines Adjusted EBITDAre as EBITDAre plus loss on extinguishment of debt, non-cash stock compensation expense, non-cash intangible amortization related to above and below market leases, severance and transition related expense, reverse stock split expense, transaction expense, adjustments related to the Company’s investments in unconsolidated joint ventures, and other normalizing items. Management considers EBITDAre and Adjusted EBITDAre important measures because they provide additional information to allow management, investors, and the Company’s current and potential creditors to evaluate and compare the Company’s core operating results and the Company’s ability to service debt.

The Company calculates Net Debt as the principal amount of total debt outstanding, excluding deferred financing costs, net discounts, and debt issuance costs, less cash, cash equivalents, and restricted cash available for future investment. The Company believes excluding cash, cash equivalents, and restricted cash available for future investment from the principal amount of total debt outstanding, all of which could be used to repay debt, provides a useful estimate of the net contractual amount of borrowed capital to be repaid. The Company believes these adjustments are additional beneficial disclosures to investors.

NOI, Cash NOI and Same-Store Cash NOI

The Company considers net operating income, or NOI, to be an appropriate supplemental measure to net income because it helps both investors and management understand the core operations of the Company’s properties. The Company defines NOI as total net (loss) income, plus depreciation and amortization expenses, general and administrative expenses, transaction expenses, impairments, gain/loss on sale of real estate, interest expense, and other non-operating items. Cash NOI and Same Store Cash NOI are key performance indicators. Management considers these to be supplemental measures that allow investors, analysts and Company management to measure unlevered property-level cash operating results. The Company defines Cash NOI as NOI excluding non-cash items such as above and below market lease intangibles and straight-line rent. Cash NOI is historical and not necessarily indicative of future results.

Same Store Cash NOI compares Cash NOI for stabilized properties. Stabilized properties are properties that have been included in operations for the duration of the year-over-year comparison period presented. Accordingly, stabilized properties exclude properties that were recently acquired or disposed of, properties classified as held for sale, properties undergoing redevelopment, and newly redeveloped or developed properties. Same Store Cash NOI also excludes lease terminations fees and joint venture and other income in order to remove non-recurring items and joint venture-related income from the Company’s NOI.

Global Medical REIT Inc.

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre

(unaudited, and in thousands)

	Three Months Ended September 30,
EBITDAre and Adjusted EBITDAre	2025	2024
Net (loss) income	$(5,058)	$3,391
Interest expense	8,175	7,236
Depreciation and amortization expense	15,008	13,642
Unconsolidated joint venture EBlTDAre adjustments(1)	112	—
(Gain) loss on sale of investment properties	(294)	(1,823)
Impairment of investment property	6,281	—
EBlTDAre	$24,224	$22,446
Stock-based compensation expense	1,207	1,274
Amortization of (below) above market leases, net	113	282
Severance and transition related expense	—	—
Reverse stock split expense	170	—
Transaction expense	—	—
Interest rate swap mark-to-market at unconsolidated joint venture	—	—
Adjusted EBlTDAre	$25,714	$24,002
Debt and Preferred Stock
Total Gross Debt	$712,853	$634,324
Less: Cash and cash equivalents (unrestricted)	(7,123)	(5,723)
Net Debt	$705,730	$628,601
Preferred Stock	74,559	74,959
Net Debt + Preferred Stock	$780,689	$703,560
Leverage
Net Debt / Annualized Adjusted EBlTDAre	6.9x	6.5x
Net Debt + Preferred / Annualized Adjusted EBlTDAre	7.6x	7.3x

(1)	Includes joint venture interest, depreciation and amortization, and gain on sale of investment properties, if applicable, included in joint venture net income or loss.

Global Medical REIT Inc.

Reconciliation of Net Income to NOI, Cash NOI and Same Store Cash NOI

(unaudited, and in thousands)

	Three Months Ended September 30,
	2025	2024
Net (loss) income	$(5,058)	$3,391
General and administrative	4,860	4,381
Depreciation and amortization expense	15,008	13,642
Interest expense	8,175	7,236
Gain on sale of investment properties	(294)	(1,823)
Impairment of investment property	6,281	—
Equity loss from unconsolidated joint venture	33	—
NOI	$29,005	$26,827
Amortization of above market leases, net	113	282
Straight line deferred rental revenue	(332)	(501)
Cash NOI	$28,786	$26,608
Assets not held for all periods	(3,301)	(1,880)
Lease termination fees	(117)	(50)
Joint venture and other income	(76)	(39)
Same-store cash NOI	$25,292	$24,639

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Medical REIT Inc.

By:	/s/ Jamie A. Barber
Jamie A. Barber
Secretary and General Counsel

Date: November 13, 2025